          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                  EXCHANGE ACT OF 1934 (AMENDMENT NO.       )

Filed by the Registrant  /X/
Filed by a Party other than the Registrant  / /

Check the appropriate box:

/ /  Preliminary Proxy Statement
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

                              ZIONS BANCORPORATION
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

                              ZIONS BANCORPORATION
- --------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

        ------------------------------------------------------------------------

     4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     Set forth the amount on which the filing fee is calculated and state how it was determined.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:

        ------------------------------------------------------------------------

     2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     3) Filing Party:

        ------------------------------------------------------------------------

     4) Date Filed:

        ------------------------------------------------------------------------

                              ZIONS BANCORPORATION
              1380 Kennecott Building, Salt Lake City, Utah 84133

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                 April 29, 1994


To the Shareholders:

 The Annual Meeting of the Shareholders of Zions Bancorporation (the "Company") will be held in the Founders' Room of Zions First National Bank, One Main Street, Salt Lake City, Utah, on Friday, April 29, 1994, at 1:30 p.m. for the following purposes:

 1. To elect directors for the terms specified in the attached Proxy Statement (Proposal 1);

 2. To approve the appointment of independent auditors for the year 1994 (Proposal 2);

 3. To transact such other business as may properly come before the meeting (Proposal 3).

 Your proxy is being solicited by the Board of Directors. For the reasons stated herein, your Board of Directors unanimously recommends that you vote "for" these proposals.

 A Proxy Statement, Proxy Card, and a copy of the Annual Report on the Company's operations during the fiscal year ended December 31, 1993, accompany this notice.

 IT IS IMPORTANT THAT ALL SHAREHOLDERS BE REPRESENTED AT THE MEETING. SHAREHOLDERS WHO ARE UNABLE TO ATTEND IN PERSON SHOULD IMMEDIATELY SIGN, DATE AND MAIL THE ACCOMPANYING FORM OF PROXY IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE.

 The prompt return of proxies will save the Company the expense of further requests for proxies which might otherwise be necessary in order to ensure a quorum.

By order of the Board of Directors

Gary L. Anderson
Secretary

Salt Lake City, Utah
March 25, 1994

                                PROXY STATEMENT

                              ZIONS BANCORPORATION
              1380 Kennecott Building, Salt Lake City, Utah 84133

                         ANNUAL MEETING OF SHAREHOLDERS
                                 April 29, 1994


                             VOTING AT THE MEETING

 Your proxy is solicited by your Board of Directors. It will be voted as you direct. If no contrary direction is given, your proxy will be voted:
    -  FOR the election of directors listed below;
    - FOR approval of the selection of KPMG Peat Marwick, Certified Public Accountants, as independent auditors for the Company for the fiscal year ending December 31, 1994.
 You may revoke your proxy at any time before it is voted by giving written notice to the Secretary, Zions Bancorporation, or by mailing a later-dated proxy or by voting in person at the meeting.
 The only shares that may be voted are the 14,202,699 shares of common stock outstanding at the close of business on February 28, 1994, the record date for the meeting. Each share is entitled to one vote.
 Shareholders may expressly abstain from voting on Proposals 2 and 3 in the accompanying Notice of Annual Meeting of Shareholders. Where some or all of the shares represented by the duly executed and returned proxy of a broker or other nominee are not voted on one or more items pursuant to the rules of the national securities exchange of which the nominee is a member or of the National Association of Securities Dealers or otherwise, the shares will be treated as represented at the meeting but not voted. On all matters other than the election of directors, the action will be approved if a quorum is present and the number of shares voted in favor of the action exceeds the number of shares voted against the action.
 The cost of soliciting proxies will be borne by the Company. The Company will reimburse brokers and others who incur costs to send proxy materials to beneficial owners of stock held in a broker or nominee name. Directors, officers and employees of the Company may solicit proxies in person or by mail, telephone, or telegraph, but will receive no extra compensation for doing so. This Proxy Statement is first being mailed to the shareholders of Zions Bancorporation on or about March 25, 1994.

                      NOMINATION AND ELECTION OF DIRECTORS

                                  (PROPOSAL 1)

 It is intended that the proxies received will be voted for the election of nominees for director named herein unless otherwise indicated. In case any of the nominees named herein is unable or declines to serve, an event which management does not anticipate, proxies will then be voted for a nominee who shall be designated by the present Board of Directors to fill such vacancy. Directors are elected by a plurality of the votes cast at the meeting, with the four persons receiving the highest number of votes to be elected.

 The following persons are nominated for election as directors for the specified term, and until their successors are elected and qualified, and will, together with other directors presently in office, constitute the entire elected Board of Directors:

                                Three-year Term
                                _______________

                                   R. D. Cash
                               Richard H. Madsen
                                Robert G. Sarver
                               Harris H. Simmons

 The following information is furnished with respect to each of the nominees for election as directors, as well as for directors whose terms of office will not expire prior to the Annual Meeting of Shareholders:

                                                                                                PRESENT
                                   PRINCIPAL OCCUPATION                       DIRECTOR           TERM
NOMINEES                           DURING PAST FIVE YEARS                      SINCE            EXPIRES     AGE
- --------                           ----------------------                     --------          -------     ---
R. D. Cash(1,2)                   Chairman, President and Chief                1989             1994        51
                                  Executive Officer of
                                  Questar Corporation, Salt
                                  Lake City, Utah;
                                  Member of the Board of Directors
                                  of Zions First National Bank.

Richard H. Madsen                 President and Chief Executive                  --               --        55
                                  Officer, ZCMI;
                                  Chairman, Chief Executive Officer
                                  and Member of the Board of
                                  Directors, Madsen Furniture
                                  Gallaries, prior to 1990.

Robert G. Sarver                  President, National Bank of Arizona            --               --        32
                                  Vice Chairman, National Bank of
                                  Arizona, 1990-1992;
                                  Senior Vice President, National
                                  Bank of Arizona, 1986-1990;

Harris H. Simmons(2,5)            President and Chief Executive Officer        1989             1994        39
                                  of the Company; President, Chief
                                  Executive Officer, and Member of
                                  the Board of Directors
                                  of Zions First National Bank;
                                  Member of the Board of Directors
                                  of Questar Corporation.

DIRECTORS WITH UNEXPIRED
TERMS OF OFFICE

Jerry C. Atkin(3)                 Chairman, President and Chief                1993             1996     45
                                  Executive Officer, SkyWest Airlines,
                                  St. George, Utah.

Grant R. Caldwell(1)              Retired, former Partner,                     1993             1996     69
                                  KMG Main Hurdman,
                                  Salt Lake City, Utah.

Roger B. Porter(1)                IBM Professor of Business and                1993             1995     47
                                  Government, Harvard University;
                                  Assistant to the President for
                                  Domestic and Economic Affairs,
                                  the White House, 1989-1992;
                                  Professor of Business and Government,
                                  Harvard University, prior to 1989.

Roy W. Simmons(2,4)               Chairman of the Company;                     1961             1996     78
                                  Chairman of the Board of Directors of
                                  Zions First National Bank;
                                  Member of the Board of Directors of
                                  Beneficial Life Insurance Co.
                                  Senior Director of
                                  Questar Corporation.

Dale W. Westergard(3)             Retired/Former Executive Vice                1984              1996    68
                                  President of the Company; Member
                                  of the Board of Directors
                                  of Zions First National Bank.

Robert N. Sears(3,6)              Investments,                                 1969             1994     78
                                  St. George, Utah.

L. E. Simmons(4,5)                President, SCF Partners                      1978             1995      47
                                  (Corporate Financial Advisory
                                  Services), Houston, Texas.

I. J. Wagner(1,2)                 President, The Keystone Company              1965             1995      78
                                  (Corporate Investments),
                                  Salt Lake City, Utah.

(1) Member of the Audit Committee
(2) Member of the Executive Committee
(3) Member of the Executive Compensation Committee

(4) Member of the Credit Review/Compliance Committee
(5) Son of Roy W. Simmons
(6) Not standing for reelection - term expires at Annual Meeting


                           COMPENSATION OF DIRECTORS

         The Company's outside directors currently receive a $12,000 annual retainer and $600 for each regular and special meeting attended. Members of the committees receive $500 for each committee meeting attended. The Chairman of the Audit Committee receives an additional $6,000 annual retainer and members of the Audit Committee receive an additional $3,000 annual retainer. Directors who are full-time compensated employees of the Company do not receive either the retainer or any other compensation for meetings of the Board of Directors or its committees.

         The Company maintains a Deferred Compensation Plan for directors whereby a director may elect to defer receipt of all or a portion of his compensation until retirement or resignation from the Board. The director may elect to invest the deferred fees in an interest-bearing unsecured note, or in "phantom" stock, whereby the earnings will be calculated as if the deferred compensation had been invested in the Company's Common Stock (although an actual investment is not made) and settlement is made only in cash.


                      COMMITTEES OF THE BOARD OF DIRECTORS

         The Board of Directors held six meetings during the fiscal year ending December 31, 1993. Of the Board's four standing committees, the Executive Committee did not meet, the Audit Committee met six times, the Executive Compensation Committee met once, and the Credit Review/Compliance Committee met four times during the fiscal year ending December 31, 1993. Membership in these committees is indicated above in the listing of directors. Average attendance at board and committee meetings held during the year was 97%. The Company has no nominating committee, nor does any other established committee act in that capacity.

         The Executive Committee reviews projects or proposals which require prompt action on the part of the Company. The Executive Committee is authorized to exercise all powers of the Board of Directors with respect to such projects or proposals for which it would not be practicable to delay action pending approval of the entire Board. The Executive Committee does not have authority to amend the Articles of Incorporation or Bylaws, adopt a plan of merger, or to recommend to shareholders the sale of all or substantially all of the Company's assets.

         The Audit Committee reviews and discusses the plan and results of the annual audit with the Company's independent auditors and approves nonaudit services provided by them. The Committee also reviews the Company's internal auditing, control and accounting systems. In addition, the Committee makes recommendations to the Board concerning the selection of independent auditors.

         The Executive Compensation Committee fixes the compensation of corporate executive officers and approves any employment or consulting contracts with corporate officers who are not also directors.

         The Credit Review/Compliance Committee is a joint committee of the Company and Zions First National Bank. The Committee monitors the results of internal credit examinations, and reviews adherence to policies established by the Board and by management with respect to lending, as well as with respect to general management issues.


                       EXECUTIVE OFFICERS OF THE COMPANY

         The following information is furnished with respect to certain of the executive officers of the Company.


                                  PRINCIPAL OCCUPATION                               OFFICER
INDIVIDUAL                        DURING PAST FIVE YEARS**                            SINCE              AGE
- ----------                        ------------------------                           -------             ---
Roy W. Simmons                    Chairman of the Company;                             1961              78
                                  Chairman of the Board of Directors of
                                  Zions First National Bank;
                                  Member of the Board of Directors of
                                  Beneficial Life Insurance Co.
                                  Senior Director of
                                  Questar Corporation.

Harris H. Simmons                 President and Chief Executive Officer                1981              39
                                  of the Company; President, Chief
                                  Executive Officer and Member of
                                  the Board of Directors
                                  of Zions First National Bank;
                                  Member of the Board of Directors
                                  of Questar Corporation.

Gary L. Anderson                  Senior Vice President, Chief Financial Officer       1988              51
                                  and Secretary of the Company; Executive Vice
                                  President and Secretary of the Board of Directors
                                  of Zions First National Bank.

Gerald J. Dent                    Senior Vice President of the Company;                1987              52
                                  Executive Vice President of
                                  Zions First National Bank.

Clark B. Hinckley                 Senior Vice President of the Company. Prior to       1994              46
                                  March 2, 1994, President of a Company subsidiary,
                                  Zions First National Bank of Arizona.

James W. Rail                     Senior Vice President of the Company, and    1976                   59
                                  President of Zions Data Service Company.

*Roy W. Simmons (Chairman of the Company) is the father of L. E. Simmons (a member of the Board of Directors of the Company) and Harris H. Simmons (President and Chief Executive Officer of the Company).
**Officers are elected for indefinite terms of office and may be replaced at the discretion of the Board of Directors.


                     PRINCIPAL HOLDERS OF VOTING SECURITIES

         The following table sets forth as of February 28, 1994, the record and beneficial ownership of the Company's Common Stock by the principal common shareholders of the Company.

                                                                                    Common Stock
Name and Address                                   Type of Ownership         No. of Shares    % of Class
- ----------------                                   -----------------         -------------    ----------
Roy W. Simmons, David E. Simmons,                  Record                    1,144,488           8.06%
  Harris H. Simmons, I. J. Wagner,
  and Louis H. Callister, Jr., as
  Voting Trustees.(1)
         One Main Street
         Salt Lake City, Utah 84133

Roy W. Simmons                                     Record and Beneficial       424,068           2.99%
         One Main Street                           Beneficial(2)               605,804           4.26%
                                                                               -------           ----
         Salt Lake City, Utah 84133                                          1,029,872           7.25%

Corporation of the President of the                Beneficial                  768,678           5.41%
         Church of Jesus Christ of
         Latter-day Saints
         47 East South Temple Street
         Salt Lake City, Utah  84150

Zions First National Bank                          Record(3)                 1,228,154           8.65%
         One Main Street
         Salt Lake City, Utah 84133

_____________________________________
 (1) The voting trust will expire on December 31, 1996, unless sooner terminated by a vote of two-thirds of the shares deposited under the voting trust. The voting trustees, three of the five of whom are directors of Zions and/or its subsidiaries, have exclusive voting rights with respect to the shares, and have the further right to sell any or all of the shares after consultation with the beneficial owners as to their desires to such sale and the price thereof. The beneficial owners may transfer their voting trust certificates, but are prohibited from selling any of the underlying shares held by the voting trustees without the consent of a majority of the voting trustees. The addresses of the voting trustees are as follows: Roy
         W. Simmons, 1 South Main Street, Salt Lake City, Utah; David E. Simmons, 303 E. South Temple, Salt Lake City, Utah; Harris H. Simmons, 1 South Main Street, Salt Lake City, Utah; I. J. Wagner, 910 Kennecott Building, Salt Lake City, Utah; and Louis H. Callister, Jr., 800 Kennecott Building, Salt Lake City, Utah.
 (2) Includes Roy W. Simmons' beneficial ownership interest in 586,928 shares deposited with the voting trust referred to in note (1) above.

 (3) These shares are owned of record as of February 28, 1994, by Zions First National Bank, a subsidiary of the Company, in its capacity as fiduciary for various trust and advisory accounts. Of the shares shown, Zions First National Bank has sole voting power with respect to a total of 738,803 shares (5.20% of the class) it holds as trustee for the Zions Bancorporation Employee Stock Savings Plan and the Zions Bancorporation Employee Investment Savings Plan. Zions First National Bank also acts as trustee for the Zions Bancorporation Dividend Reinvestment Plan, which holds 232,449 shares (1.64 % of the class) as to which Zions First National Bank does not have or share voting power.

         Set forth below is the beneficial ownership, as of February 28, 1994, of the Company's Common Stock by each of the Company's directors and all directors and officers as a group.

                                                       No. of Shares                  % of
         Directors                                   Beneficially Owned               Class
         ---------                                 ----------------------            -------
         Jerry C. Atkin                                    --                            *(1)
         R. D. Cash                                     6,000                            *(1)
         Grant R. Caldwell                              1,000                            *(1)
         Richard H. Madsen                             51,262                            *(1)
         Roger B. Porter                                   --                            *(1)
         Robert G. Sarver                             111,898                            *(1)
         Robert N. Sears                                5,000                            *(1)
         Harris H. Simmons                            555,277(2)(4)                      3.91
         L. E. Simmons                                534,863(4)                         3.77
         Roy W. Simmons                             1,029,872(2)                         7.25
         I. J. Wagner                                 106,708(2)                         *(1)
         Dale W. Westergard                            39,884                            *(1)
         All directors and officers
           as a group (34 persons)                  2,168,538(3)                        15.40

_____________________________________
  (1)    Immaterial percentage of ownership
  (2) Totals shown do not include shares of which the following persons may be deemed beneficial owners as trustees of the Zions Bancorporation Voting Trust in the respective amounts as follows: Roy W. Simmons (557,560 shares); Harris H. Simmons (636,934 shares); and I. J. Wagner (1,084,488 shares). Such persons disclaim beneficial ownership in such shares.
  (3)    Includes all 1,144,488 shares held by the Zions Voting Trust.
  (4) Totals include 497,844 shares attributed to each individual through serving as a director in a company holding such shares in the Company. Of such 497,844 shares attributed to Harris H. Simmons, Mr. Simmons holds an option to acquire 46,698 shares, all of which are vested and presently exercisable.


         Section 16(a) of the Securities Exchange Act of 1934 requires officers and directors of the Company and persons who own more than 10% of a registered class of the Company's equity securities to file reports of ownership and changes in their ownership with the Securities and Exchange Commission. The secretary of the Company acts as a compliance officer for such filings of its officers and directors, and prepares reports for such persons based on information supplied by them. Based solely on its review of such information, the Company believes that for the period from January 1, 1993 through December 31, 1993, its officers and directors were in compliance with all applicable filing requirements.

                             EXECUTIVE COMPENSATION

         The following Summary Compensation Table shows compensation earned from the Company for services rendered during fiscal years 1993, 1992 and 1991 for the person who was chief executive officer at the end of the last fiscal year, and the four most highly compensated executive officers of the Company whose salaries and bonuses exceeded $100,000 in 1993.

SUMMARY COMPENSATION TABLE

                                                                                                 Long-term
                                                                              Annual           Compensation
                                                                          Compensation(1)         Awards
                                                                         -----------------    --------------

                                                                                                Securities       All Other
                                                                         Salary      Bonus      Underlying     Compensation
                    Name and Principal Position                 Year    ($)(2)(3)   ($)(4)(6)  Options(#)(5)  ($)(3)(7)(8)(9)
                    ---------------------------                 ----   ----------  ----------  -------------  --------------
                    Harris H. Simmons                           1993     $289,531    $170,000            0         $ 8,152
                            President and Chief Executive       1992      259,885     125,000       10,000          11,596
                            Officer,                            1991      249,231      87,600            0
                           Zions Bancorporation
                    A. Scott Anderson                           1993      175,489      58,000            0          10,310
                            Executive Vice President,           1992      177,369      55,000        7,000           8,753
                            Zions First National Bank           1991      167,076      40,100            0


                    W. David Hemingway                          1993      143,078      70,000            0           7,752
                            Executive Vice President,           1992      139,673      65,000        7,000          10,003
                            Zions First National Bank           1991      119,343      45,100            0

                    John B. D'Arcy                              1993      132,580      55,000            0           9,265
                            Executive Vice President,           1992      129,597      40,000        7,000           7,354
                            Zions First National Bank           1991      114,552      17,100            0

                    James W. Rail                               1993      129,003      42,000            0          22,210
                            Senior Vice President, Zions        1992      123,442      37,000        5,500          21,213
                            Bancorporation; President, Zions    1991      125,342      28,100            0
                            Data Service Company

_____________________________________
(1) The column for other annual compensation has been omitted since the only items reportable thereunder for the named persons are perquisites, which did not exceed the lesser of $50,000 or 10% of salary and bonus for any of the named persons.
(2) Includes all contributions to the Company's Employee Stock Savings Plan, Employee Investment Savings Plan, and Employee Medical Plan made through salary reductions and deferrals.
(3) All employees of the Company who have at least one year of service, have worked at least 1,000 hours in the previous twelve months, and are at least twenty-one years of age are eligible to participate in the Company's Employee Stock Savings Plan and the Company's Employee Investment Savings Plan, which are defined contribution plans qualified under 401(k) of the Internal Revenue Code. The plans require contributions from participants in increments of one percent of compensation, up to a maximum of fifteen percent. Contributions made under the Employee Stock Savings Plan are aggregated with contributions made under the Employee Investment Savings Plan for purposes of establishing the maximum contribution limitation, which is fifteen percent. If the participant elects to have his contributions invested in the Company's Common Stock through the Employee Stock Savings Plan, the Company shall contribute to the participant's account an amount equal to fifty percent of the participant's contribution, up to five percent of the participant's compensation. The Company shall contribute an additional amount equal to twenty-five percent of the participant's contribution to the Employee Investment Savings Plan from five to ten percent of the participant's compensation. Additional contributions of up to five percent of compensation may be made by a participant but are not matched by the Company. The Company's contributions are determined by reference to the employees' contributions and are not discretionary. Vesting occurs upon contribution; however, distribution of Company contributions is made only upon retirement, permanent disability, death, termination of employment, or special hardship situations. Participant contributions are included in amounts shown as "Salary," above. The Company's matching contributions are included under "All Other Compensation," above.
(4) Cash bonuses are reported in the year earned but are paid in the following year. Bonuses for Mr. Harris H. Simmons are established by the Executive Compensation Committee of the Board of Directors (the "Compensation Committee"). Bonuses for the other named officers are recommended by Mr. Simmons and approved by the Compensation Committee. Bonuses are discretionary, but are generally based upon the operating results of the Company and the performance of the individuals.
(5) Options shown were issued under the Company's Incentive Stock Option Plan. The plan is administered by the Compensation Committee. All options granted have an exercise price equal to the fair market value on the date of grant, vest over a term of generally three years, and expire in four years.
(6) Does not include amounts accrued by the Company against its potential future liability under the Senior Management Value-Sharing Plan, a deferred bonus plan for senior management. Awards funds were established under the plan in 1991, 1992 and 1993, and members of senior management were granted units of participation in each award fund. Payouts under the plan with respect to each award fund are to occur four years following the establishment of such fund, and will be determined by applying a formula established in connection with each award fund to the Company's average return on equity and average per-share earnings during the four-year period. The Company intends to establish award funds on similar terms in future years. The Company estimates its annual accrual against future payout under the plan each year by applying the formula established for each award fund by the Board of Directors to the Company's performance in the year.
         No amounts have been paid out to date under the plan. Payouts are to be reported in the above table under "Long-term Compensation." For each of the persons named above, the amounts accrued for 1993, 1992 and 1991 were as follows, respectively: Mr. Simmons, $101,024, $56,240 and $6,666; Mr. Anderson, $78,632, $45,008 and $5,353; Mr.
         Hemingway, $78,632, $45,008 and $5,005; Mr.  D'Arcy, $78,632, $45,008
         and $5,335; Mr. Rail, $58,199, $33,778 and $4,004.  See "Long-term
         Incentive Plans-Awards in Fiscal 1993," below.
(7) Includes amounts accrued under the Company's noncontributory Supplemental Retirement Plan for officers of the Company and officers of certain subsidiary companies who are second vice presidents or above. Benefits to be paid at normal retirement age (65) are $5,000 per year for a period of ten years for second vice presidents or equivalent other rank, $10,000 per year for a period of ten years for vice presidents or equivalent other rank, and $20,000 per year plus a discretionary portion for all senior vice presidents and above. These benefits do not vest prior to attainment of normal retirement age, and will not normally be paid if the employee terminates for any reason prior to normal retirement age other than death, or, in the discretion of the Board of Directors, upon early retirement.
(8) In accordance with the transitional provisions applicable to the revised rules on executive officer and director compensation disclosure adopted by the Securities and Exchange Commission, amounts of All Other Compensation are excluded for the Corporation's 1991 fiscal year. Amounts of All Other Compensation are amounts contributed or accrued for fiscal 1993 and 1992 for the named officers under the Company's Employee Stock Savings Plan, Employee Investment Savings Plan, Supplemental Retirement Plan and Employee Profit Sharing Plan.
(9) In 1992, the Board of Directors adopted the Zions Bancorporation Employee Profit Sharing Plan, a defined contribution plan, pursuant to which an award is made to all employees as a percentage of salary and bonus when the Company achieves annual profits representing a return on equity (net income divided by average shareholders' equity) target established by the Board of Directors of at least 15%. The minimum award is 1% of covered payroll at 15% return on equity, with the award to be a greater percentage of covered payroll if the return on equity is greater. Amounts accrued to the accounts of employees are invested in Company common stock.

STOCK OPTION GRANTS IN FISCAL YEAR 1993

         No options were granted to the five most highly compensated individuals during 1993.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR-END OPTION VALUES

         The following table sets forth the number of shares acquired by any of the named persons upon exercise of stock options in 1993, the value realized through the exercise of such options, and the number of unexercised options held by such person, including both those which are presently exercisable, and those which are not presently exercisable.

                                                Shares                           Number of
                                               Acquired                      Shares Underlying       Value of Unexercised
                                                 Upon                           Unexercised                 In-the-
                                                Option         Value              Options                Money Options
                               Name         Exercise(#)(1)   Realized($)      at 12-31-93(#)(2)        at 12-31-93(1)
                               ----         -------------   -----------  ------------------------   ------------------------
                                                                                          Not                        Not
                                                                         Exercisable  Exercisable   Exercisable  Exercisable
                                                                         -----------  -----------   -----------  -----------
                    Harris H. Simmons              5000     $158,750         5,000        5,000         $ 64,375    $ 64,375
                    A. Scott Anderson                 0            0         8,500        3,500          153,813      45,063

                    W. David Hemingway            3,600      115,200         3,500       12,500           45,063     240,813
                    John B. D'Arcy                8,000      213,275         3,500        3,500           45,063      45,063
                    James W. Rail                 2,748       65,608             0        5,000                0      64,375

_____________________________________
(1) Potential unrealized value is (i) the fair market value at fiscal 1993 year end ($37.00) less the option exercise price times (ii) the number of shares.


LONG-TERM INCENTIVE PLAN AWARDS IN FISCAL 1993

         The following table sets forth certain information regarding awards made in 1993 pursuant to the Company's Senior Management Value- Sharing Plan, which is a deferred bonus plan intended to encourage the creation of long-term shareholder value and promote teamwork among subsidiaries and divisions. The plan was established in 1991 by the Board of Directors upon the recommendation of the Compensation Committee. At that time, the Board established the 1991 award fund under the plan. Members of senior management were granted units of participation in the 1991 award fund. Payouts under the plan are to be determined by allocating the award fund among the holders of units of participation in proportion to the number of units held by the participant.
The size of the award fund is to be determined according to a formula established for the award fund which uses the Company's average return on shareholders' equity (net income divided by average shareholders' equity) over the four year period, beginning with fiscal 1991, to determine the amount of the award fund, with an adjustment based on the Company's aggregate earnings per share over that period. Relatively higher average returns on shareholders' equity, and relatively higher earnings per share will make the award fund larger. An additional award fund is proposed to be established each year, although future awards are subject to the discretion of the Compensation Committee and the Board of Directors. Such additional award funds were established in 1993 and 1992.

         The award fund established in 1993 is to range in amount from $0 for an average return on shareholders' equity ("AROE") of 14% over the four years beginning in 1993, to a maximum of $3,047,000, corresponding to an AROE of 22% for such period. The award fund will then be adjusted by a factor determined by the aggregate earnings per share for such period ("AEPS"). If the AEPS is less than $15.55, the factor will be 0, and there will be no amounts paid under the plan. If the AEPS is greater than $15.55, the factor will be a number between 1 and a maximum of 1.33. Accordingly, the maximum aggregate of all payments possible under the 1993 award fund is $4,052,510. Adjustments are to be made for stock splits, stock dividends and other changes to the Company's capitalization.

         Each member of senior management designated by the Compensation Committee to participate in the award fund established for a given period has been awarded a number of performance units in the plan out of 90,000 units in total. The following table sets forth estimated future payouts for the named individuals under the award fund established in 1993 for the named individuals based on the following assumptions, respectively: the threshold amount represents the minimum amount payable under the plan ($0); the target amount represents a calculation based on the assumption that the Company's performance for each of fiscal years 1994-1996 will be equivalent to the Company's performance in fiscal 1993 (as to which there can be no assurance); and the maximum amount represents the maximum possible amount payable to the named individuals from the award fund established under the plan in 1993.

                                                                                           Estimated Future Payout
                                                                                      Under Non-stock Price-based Plans
                                                      Number of     Performance       ---------------------------------
                                                     Performance    Period Until       Threshold     Target    Maximum
                                                        Name           Payout             ($)          ($)       ($)
                                                       ------          ------          ---------   ---------  ---------
                           Harris H. Simmons              6,500        4 Years          0         $131,495    $292,681
                           A. Scott Anderson              4,750        4 Years          0           96,093     213,882
                           W. David Hemingway             4,750        4 Years          0           96,093     213,882
                           John B. D'Arcy                 4,750        4 Years          0           96,093     213,882
                           James W. Rail                  3,400        4 Years          0           68,782     153,085


RETIREMENT PLAN

         The Company's retirement plan covers substantially all full-time employees who have five years or more of service with the Company. Prior to December 31, 1991, the annual retirement benefits were based on the number of years that the employee had been a member of the plan, and the employee's highest consecutive five years' average earnings up to and above covered compensation. Covered compensation is defined as the 35 years' average of the maximum taxable wage bases used in calculating social security benefits. Beginning January 1, 1992 and subject to certain minimum provisions, the annual benefit payable upon normal retirement at age 65 is:

1. The number of years of benefit service that the employee has accrued in the plan up to December 31, 1991, multiplied by the average of the highest consecutive five years of compensation up to December 31, 1991, and multiplied by a factor of 0.165.

Plus

2. Each year's annual compensation subsequent to December 31, 1992, individually multiplied by a factor of .0165.

         The following table illustrates the estimated annual benefits payable under the plan in various classifications as to remuneration and years of service upon retirement.

                                                                 Years of Service
                    --------------------------------------------------------------------------------------------------------------
                                       6 Yrs to '91        6 Yrs to '91        6 Yrs to '91      6 Yrs to '91        6 Yrs to '91
                        Average       9 Yrs after '91    14 Yrs after '91    19 Yrs after '91   24 Yrs after '91   29 Yrs after '91
                    Annual Earnings      15 Years            20 Years          25 Years (a)        30 Years          35 years (a)
                    ---------------   ---------------     ---------------    ----------------   --------------      -------------
                         $400,000          $99,000         $132,000          $165,000           $198,000            $231,000
                          350,000           86,625          115,500           144,375            173,250             202,125

                          300,000           74,250           99,000           123,750            148,500             173,250
                          250,000           61,875           82,500           103,105            123,750             144,375
                          200,000           49,500           66,000            82,500             99,000             115,500
                          150,000           37,125           49,500            61,875             74,250              86,625
                          100,000           24,750           33,000            41,250             49,500              57,750


         The estimated years of credited service at retirement for the individuals listed in the Remuneration Table are 18 years for John B. D'Arcy, 39 years for W. David Hemingway, 21 years for A. Scott Anderson, and 38 years for Harris H. Simmons. James W. Rail is not a participant in the retirement plan. The benefit amounts listed in the table reflect differences due to accrued benefits attained under a formula in effect during previous years, and thus are subject to adjustment.

         (a) Under current regulations, annual benefits would be capped at $118,800 per year.

SUPPLEMENTAL RETIREMENT PLAN

         The Company's Supplemental Retirement Plan is a fixed benefit plan which provides additional retirement benefits for a select group of officers of the Company and certain subsidiaries having the rank of second vice president or above. Benefits to be paid at normal retirement age (65) are $5,000 per year for a period of ten years for second vice presidents or equivalent other rank, $10,000 per year for a period of ten years for vice presidents or equivalent other rank, and $20,000 per year plus a discretionary portion for all senior vice presidents and above. These benefits do not vest prior to attainment of normal retirement age, and will not normally be paid if the employee terminates for any reason prior to normal retirement age other than upon death. In the event of death prior to normal retirement age, the plan pays the equivalent benefit, without reduction, for a period of ten years. Persons who are older than 55 when first achieving rank covered by the plan will normally receive a lesser benefit under the plan, determined in the discretion of the Board of Directors. Early retirement under the plan may be allowed, in which case benefits may be reduced in the discretion of the Board of Directors.

                             ZIONS BANCORPORATION
             INDEXED COMPARISON OF 5-YEAR CUMULATIVE TOTAL RETURN

                                                   Zions
PERIOD COVERED     S & P 500   KBW 50 Index    Bancorporation
1988               100          100             100
1989               131.59       118.91          133.19
1990               127.49        85.39          160.46
1991               166.17       135.17          225.03
1992               178.81       172.23          407.84
1993               196.75       181.77          406.65

- -----------
(1) Note: Assumes $100 invested on 12-31-88 in Zions Bancorporation, S & P market index and Keefe, Bruyette & Woods (KBW) 50 bank stock index.
    Assumes reinvestment of dividends on a quarterly basis

                             Zions Bancorporation
                           Return on Average Equity

PERCENTAGE
1989                     11.1
1990                     15.3
1991                     14.9
1992                     19.3
1993                     19.9

                         COMPENSATION COMMITTEE REPORT

            SUMMARY OF COMPENSATION POLICIES FOR EXECUTIVE OFFICERS

The Executive Compensation Committee (the "Compensation Committee") of the Board of Directors has furnished the following report on executive compensation:

         Under the supervision of the Compensation Committee, the Company has developed and implemented compensation policies, plans and programs which attempt to enhance the profitability of the Company, and thus shareholder value, by aligning closely the financial interests of the Company's senior managers with those of its shareholders. In the Company, return on average shareholders' equity is a critical focus in the establishment of long-term incentive programs. Due to the Company's relatively modest compensation structure, the Compensation Committee has not yet adopted a policy regarding recent changes in the federal tax laws relating to deductibility of certain executive compensation. The process involved in the executive compensation determination for fiscal 1993 is summarized below:

. Compensation for each of the persons named in the Summary Compensation Table, as well as other senior executives, consists of a base salary, an annual bonus and long-term incentive compensation. Long-term incentives consist primarily of annual grants of units of participation under the Company's Senior Management Value-Sharing Plan, supplemented by occasional grants of Incentive Stock Options. The Value-Sharing Plan is closely tied to Company performance as measured by return on shareholders' equity and earnings per share.
         See "Long-term Incentive Plan Awards in Fiscal 1993."

. The Compensation Committee determines base salaries and annual bonuses after a subjective evaluation of various factors, including salaries paid to senior managers with comparable qualifications, experience and responsibilities at other institutions, individual job performance, local market conditions and the Committee's perception of the overall financial performance of the Company (particularly operating results), without considering specific performance targets or objectives, and without assigning particular weight to individual factors. As to executive officers other than the chief executive officer, the Compensation Committee also considers the recommendations made by the chief executive officer.

. Information regarding salaries paid by other financial institutions is provided annually through an independent survey, and every two to three years by an independent consultant (most recently in 1990 as to the compensation for the chief executive officer and in December, 1993 as to compensation of executive officers generally). The consultant compares the Company's compensation levels with a peer group of financial institutions selected by asset size from the consultant's data base. In its most recent study, the consultant selected fifteen institutions with asset size ranging from $2.8 billion to $10.6 billion. The study indicated based on a regression analysis that the base and annual bonus compensation in total for the Company's chief executive officer and the other executive officers was somewhat below the median total compensation level for the peer group as adjusted for institution size. This peer group is not the same peer group used in the chart on page 13.

. Units of participation in the Value-Sharing Plan's award funds are granted on a discretionary basis, in a laddered structure reflecting the position and proportionate responsibility for overall corporate results of each executive officer in the Company. The allocation of units is not based on any measure of Company performance, but is based on a subjective evaluation of individual performance and the scope of individual responsibilities. The Committee reviewed and approved the Value-Sharing Plan's target levels of return on equity and earnings per share for the 1993 award fund as well as the corresponding variation in size of the award fund. In 1993, as in every year since the Value-Sharing Plan was first adopted, the Company's AROE and AEPS have been within ranges which, if continued throughout the applicable four- year period covered by each award fund, would provide payouts under the plan. The Company's consultant has reported that in comparison to the peer group selected by the consultant, the Company's compensation package provides proportionately less compensation through salary and bonus, and proportionately more compensation through long-term incentive compensation, consisting of the Value-Sharing Plan and incentive stock options.

. The Compensation Committee reviews the salary of the chief executive officer and compares it to those in peer positions in companies of similar size and performance levels, using information obtained through the Company's independent compensation consultant concerning salary competitiveness, and extrapolating from information obtained in previous years when no survey has been conducted for the latest year. The Compensation Committee establishes the chief executive officer's base salary and annual bonus based on the Compensation Committee's subjective assessment of the chief executive officer's past performance, its expectation as to his future contributions in leading the Company, and the information provided by the compensation consultant. A similar process is used by the Compensation Committee to determine the number of units of participation the chief executive officer receives in the Value-Sharing Plan.

. The Company grants incentive stock options to executives, typically every other year. No grants were made in 1993. Grants were made in March 1994. Such grants are discretionary with the Compensation Committee, and are typically made in a laddered structure reflecting the position of each executive officer in the Company and that person's proportionate responsibility for overall corporate performance. Typically, the chief executive officer recommends the quantity and terms of options to be granted to the executive officers other than the chief executive officer. The allocation of stock options among executive officers is not based on any measure of Company performance, but is based on a subjective evaluation of individual performance and the scope of the individual's responsibilities. Information regarding the quantity and terms of stock options granted by other financial institutions has been provided by the Company's independent consultant with respect to the peer group selected by the consultant. The consultant has suggested that the term of options granted by the Company be lengthened.

EXECUTIVE COMPENSATION COMMITTEE

Robert N. Sears, Chairman
Jerry C. Atkin
Dale W. Westergard

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Executive Compensation Committee was comprised of the persons named above beginning in April 1993. Prior to April 1993, the Compensation Committee was comprised of I.J. Wagner, R.D. Cash, William P. Harlin and Robert N. Sears.
Mr. Harris H. Simmons, the Company's chief executive officer, is serving on the Board of Directors, and Mr. Roy W. Simmons, Chairman of the Board, is serving as a senior director of Questar Corporation, for which Mr. R. D. Cash is the chief executive officer. Until April 1993, Mr. R. D. Cash served on the Company's Executive Compensation Committee. Mr. Harris H. Simmons does not perform compensation committee functions for Questar Corporation. Mr. Dale
W. Westergard is a former executive vice president of the Company and is presently a member of the Board of Directors of Zions First National Bank, the Company's largest subsidiary.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Certain directors and officers and/or their affiliates borrow from time to time from Zions First National Bank and other subsidiaries of the Company, at regular rates and terms, and are subject to all rules and regulations applicable to banks. Aggregate loans to the directors, executive officers and principal shareholders of the Company in excess of $60,000 to any such person as of December 31, 1993 comprised approximately 2.92% of total shareholders' equity of the Company. Such borrowings were made in the ordinary course of business, do not involve more-than-normal risks of collectability, and are made on terms comparable to borrowings by others of similar credit risk.


                     RELATIONSHIP WITH INDEPENDENT AUDITORS

                                  (PROPOSAL 2)

         KPMG Peat Marwick, Certified Public Accountants, has served as independent auditor for the Company and its subsidiaries since 1965. Representatives of KPMG Peat Marwick are expected to be present at the Annual Meeting of Shareholders, and will have the opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions.

         The Board of Directors, upon the recommendation of the Audit Committee, has appointed KPMG Peat Marwick as the firm of independent certified public accountants to audit the books and accounts of the Company and its subsidiaries for the year to end December 31, 1994, subject to ratification by the shareholders.

  THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE ABOVE
                                   PROPOSAL.


                                 OTHER MATTERS

         Except as set forth herein, management has no knowledge of any matters to come before the meeting. If, however, any other matters of which management is now unaware properly come before this meeting, it is the intention of the persons named in the Proxy to vote the Proxy in accordance with their judgment on such matters.


                  DATE OF SUBMISSION OF SHAREHOLDER PROPOSALS
                         FOR 1995 SHAREHOLDERS' MEETING

         The date by which shareholders' proposals must be submitted to the Company for inclusion in the Proxy Statement for the 1995 Shareholders' Meeting is December 16, 1994.

THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH SHAREHOLDER, ON WRITTEN REQUEST, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR 1993, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. WRITTEN REQUESTS FOR SUCH INFORMATION SHOULD BE DIRECTED TO THE CORPORATE SECRETARY, 1380 KENNECOTT BUILDING, SALT LAKE CITY, UTAH 84133.

               ZIONS BANCORPORATION - 1380 KENNECOTT BUILDING -
                 SALT LAKE CITY, UTAH 84133 - (801) 524-4787

                             ZIONS BANCORPORATION
                                                         SOLICITED ON BEHALF OF
PROXY                                                    THE BOARD OF DIRECTORS

The undersigned hereby appoints A. SCOTT ANDERSON, GARY L. ANDERSON and
W. DAVID HEMINGWAY or any of them with full power of substitution, the lawful attorneys and proxies of the undersigned, to vote all of the shares held by the undersigned in Zions Bancorporation at the Annual Shareholder's Meeting to be held on April 29, 1994 and at all adjournments thereof upon the matters listed below.

1.  To elect directors.

    All nominees listed below (except as marked to the contrary)

    FOR / /     WITHHOLD AUTHORITY / /

    INSTRUCTION: To withhold authority for any individual, cross a line through the nominee's name in the list below:

    R. D. Cash    Richard H. Madsen    Robert G. Sarver    Harris H. Simmons

2.  To approve the appointment of independent auditors for the year 1994.

    FOR / /     AGAINST / /     ABSTAIN / /

3. To transact any other such business as may properly come before the meeting.

    FOR / /     AGAINST / /     ABSTAIN / /

    UNLESS A CONTRARY CHOICE IS SPECIFIED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS and IN FAVOR OF ITEM 2 AND 3.

                                     __________________________________(L.S.)
Dated ___________________, 1994
                                     __________________________________(L.S.)
                                     Please sign exactly as name appears on
                                     reverse side